SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                January 10, 2004
                                ----------------

                        LORAL SPACE & COMMUNICATIONS LTD.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

     Islands of Bermuda              1-14180                  13-3867424
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     (State or other               (Commission              (IRS Employer
     jurisdiction of               File Number)             Identification
     incorporation)                                         Number

                         c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York       10016
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               (Address of principal executive offices)     (Zip Code)


               Registrant's telephone number, including area code:
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                                 (212) 697-1105

On July 15, 2003, Loral Space & Communications Ltd. and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States District Court for the Southern District of New York and parallel insolvency proceedings in the Supreme Court of Bermuda in which certain partners of KPMG were appointed as joint provisional liquidators.

Item 5. Other Events and Required FD Disclosure.
        ---------------------------------------

     Following its launch on January 10, 2004, the Telstar 14/Estrela do Sul communications satellite fully deployed its South solar array but only partially deployed its North solar array. Space Systems/Loral, Inc., the manufacturer of the satellite, is in the process of collecting data prior to the initiation of available corrective actions to complete deployment of the North array. Incomplete deployment of a solar array, if not corrected, reduces a satellite's power. The satellite is in safe mode and has more than sufficient power to maintain satellite health.

     Telstar 14/Estrela do Sul, to be operated by Loral Skynet do Brasil at 63 degrees West longitude, is insured for partial and total losses up to a maximum of $250 million.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Loral Space & Communications Ltd.


                                   By:  /s/ Janet T. Yeung
                                        ---------------------
                                   Name:  Janet T. Yeung
                                   Title: Vice President and
                                          Assistant Secretary

Date:  January 14, 2004